Exhibit 99.1
NVR, INC. ANNOUNCES FIRST QUARTER RESULTS

April 22, 2025, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2025 of $299.6 million, or $94.83 per diluted share. Net income and diluted earnings per share for the first quarter ended March 31, 2025 decreased 24% and 19%, respectively, when compared to 2024 first quarter net income of $394.3 million, or $116.41 per diluted share. Consolidated revenues for the first quarter of 2025 totaled $2.40 billion, which increased 3% from $2.33 billion in the first quarter of 2024.
Homebuilding
New orders in the first quarter of 2025 decreased by 12% to 5,345 units, when compared to 6,049 units in the first quarter of 2024. The average sales price of new orders in the first quarter of 2025 was $448,500, a decrease of 1% when compared with the first quarter of 2024. The cancellation rate in the first quarter of 2025 was 16% compared to 13% in the first quarter of 2024. Settlements in the first quarter of 2025 increased by 1% to 5,133 units, compared to 5,089 units in the first quarter of 2024. The average settlement price in the first quarter of 2025 was $457,900, an increase of 2% from the first quarter of 2024. Our backlog of homes sold but not settled as of March 31, 2025 decreased on a unit basis by 9% to 10,165 units and decreased on a dollar basis by 7% to $4.84 billion when compared to the respective backlog unit and dollar balances as of March 31, 2024.
Homebuilding revenues of $2.35 billion in the first quarter of 2025 increased by 3% compared to homebuilding revenues of $2.29 billion in the first quarter of 2024. Gross profit margin in the first quarter of 2025 decreased to 21.9%, compared to 24.5% in the first quarter of 2024. Gross profit margin was negatively impacted by higher lot costs and pricing pressure due to continued affordability challenges. Income before tax from the homebuilding segment totaled $369.5 million in the first quarter of 2025, a decrease of 16% when compared to the first quarter of 2024.
Mortgage Banking
Mortgage closed loan production in the first quarter of 2025 totaled $1.43 billion, an increase of 4% when compared to the first quarter of 2024. Income before tax from the mortgage banking segment totaled $32.5 million in the first quarter of 2025, an increase of 12% when compared to $29.0 million in the first quarter of 2024.
Effective Tax Rate
Our effective tax rate for the three months ended March 31, 2025 was 25.5% compared to 16.2% for the three months ended March 31, 2024. The increase in the effective tax rate in the first quarter of 2025 is primarily attributable to a lower income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $2.7 million and $43.8 million for the three months ended March 31, 2025 and March 31, 2024, respectively.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-six metropolitan areas in sixteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position and financial results, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; the economic impact of a major epidemic or pandemic; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024

Homebuilding:
Revenues	$2,350,445	$2,286,177
Other income	26,712	40,866
Cost of sales	(1,835,375)	(1,726,213)
Selling, general and administrative	(165,117)	(152,503)
Operating income	376,665	448,327
Interest expense	(7,181)	(6,649)
Homebuilding income	369,484	441,678

Mortgage Banking:
Mortgage banking fees	52,587	47,286
Interest income	3,806	4,092
Other income	1,093	1,171
General and administrative	(24,693)	(23,358)
Interest expense	(273)	(177)
Mortgage banking income	32,520	29,014

Income before taxes	402,004	470,692
Income tax expense	(102,428)	(76,423)

Net income	$299,576	$394,269

Basic earnings per share	$100.41	$123.76

Diluted earnings per share	$94.83	$116.41

Basic weighted average shares outstanding	2,984	3,186

Diluted weighted average shares outstanding	3,159	3,387

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Homebuilding:
Cash and cash equivalents	$2,176,902	$2,561,339
Restricted cash	64,264	42,172
Receivables	36,543	32,622
Inventory:
Lots and housing units, covered under sales agreements with customers	1,774,287	1,727,243
Unsold lots and housing units	242,217	237,177
Land under development	70,050	65,394
Building materials and other	23,818	28,893
	2,110,372	2,058,707

Contract land deposits, net	757,197	726,675
Property, plant and equipment, net	98,038	95,619
Operating lease right-of-use assets	84,791	78,340
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	264,138	251,178
	5,633,825	5,888,232
Mortgage Banking:
Cash and cash equivalents	34,204	49,636
Restricted cash	12,540	11,520
Mortgage loans held for sale, net	391,914	355,209
Property and equipment, net	7,286	7,373
Operating lease right-of-use assets	22,686	23,482
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	85,731	38,189
	561,708	492,756
Total assets	$6,195,533	$6,380,988

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	March 31, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$364,929	$332,772
Accrued expenses and other liabilities	455,369	441,300
Customer deposits	315,746	322,926
Operating lease liabilities	90,489	83,939
Senior notes	910,633	911,118
	2,137,166	2,092,055
Mortgage Banking:
Accounts payable and other liabilities	79,009	53,433
Operating lease liabilities	24,694	25,428
	103,703	78,861
Total liabilities	2,240,869	2,170,916

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both March 31, 2025 and December 31, 2024	206	206
Additional paid-in capital	3,057,037	3,031,637
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both March 31, 2025 and December 31, 2024	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	15,346,529	15,046,953
Less treasury stock at cost – 17,610,715 and 17,543,686 shares as of March 31, 2025 and December 31, 2024, respectively	(14,449,108)	(13,868,724)
Total shareholders' equity	3,954,664	4,210,072
Total liabilities and shareholders' equity	$6,195,533	$6,380,988

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2025		2024
	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	1,866	$514.5	2,282	$515.4
North East (2)	377	$695.0	527	$612.6
Mid East (3)	1,098	$419.9	1,263	$409.9
South East (4)	2,004	$356.3	1,977	$369.9
Total	5,345	$448.5	6,049	$454.3

	Three Months Ended March 31,
	2025		2024
	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	2,050	$527.9	1,966	$517.5
North East (2)	471	$613.2	463	$552.2
Mid East (3)	1,013	$407.1	1,049	$397.5
South East (4)	1,599	$354.6	1,611	$370.0
Total	5,133	$457.9	5,089	$449.2

	As of March 31,
	2025		2024
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	3,884	$535.7	4,410	$521.0
North East (2)	961	$694.4	1,092	$628.2
Mid East (3)	2,130	$422.6	2,190	$417.7
South East (4)	3,190	$372.9	3,497	$377.5
Total	10,165	$475.9	11,189	$466.4

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Average active communities:
Mid Atlantic (1)	120	157
North East (2)	24	34
Mid East (3)	93	100
South East (4)	164	136
Total	401	427

	Three Months Ended March 31,
	2025	2024
Homebuilding data:
New order cancellation rate	16%	13%
Lots controlled at end of period	167,600	143,200

Mortgage banking data:
Loan closings	$1,432,922	$1,378,009
Capture rate	86%	86%

Common stock information:
Shares outstanding at end of period	2,944,615	3,167,625
Number of shares repurchased	77,120	66,858
Aggregate cost of shares repurchased	$583,394	$496,936

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida, Georgia and Kentucky

Investor Relations Contact:
Ryan Sheplee
(703) 956-4243
ir@nvrinc.com